Exhibit 99.1

The Shyft Group Reports First Quarter 2023 Results

●	Reports Q1 sales of $243 million, growth of 18% versus prior year; Significant year-over-year profitability improvement
●	Deployed $15 million of capital in the quarter towards share repurchases, capital expenditures and regular dividends
●	Reaffirms 2023 sales and profit outlook in dynamic operating environment

Novi, Mich., April 27, 2023 – The Shyft Group, Inc. (NASDAQ: SHYF) (“Shyft” or the “Company”), the North American leader in specialty vehicle manufacturing, assembly and upfit for the commercial, retail and service specialty vehicle markets, today reports operating results for the first quarter ending March 31, 2023.

First Quarter 2023 Highlights

For the first quarter of 2023 compared to the first quarter of 2022:

●	Sales of $243.4 million, an increase of $36.5 million, or 17.7%, from $206.9 million.
●	Net income of $1.7 million, or $0.05 per share, compared to a loss of $3.9 million, or loss of $0.11 per share.
●

Adjusted EBITDA of $10.8 million, or 4.4% of sales, an increase of $11.4 million, from a loss of $0.6 million, or 0.3% of sales; Results include $8.5 million of EV development costs versus $4.4 million in the prior year.

●	Adjusted net income of $4.3 million, or $0.12 per share, compared to adjusted net loss of $2.1 million, or loss of $0.06 per share in the prior year.
●	Consolidated backlog of $667.4 million as of March 31, 2023, down 47.6%, compared to $1.3 billion as of March 31, 2022 as backlog continues to return to normalized levels.
●	Operating cash flow of $5.9 million, up $33.7 million, compared to an outflow of $27.8 million in the prior year.
●

Blue Arc™ EV Solutions completed California Air Resources Board (CARB) and Environmental Protection Agency (EPA) testing and received certifications for its Class 3, 4 and 5 all-electric delivery vehicles.

“Our team was able to generate increased revenues and improve profitability as we accomplished strategic milestones that will drive future growth,” said Daryl Adams, President and CEO. “Blue Arc EV delivery vehicles received CARB and EPA certifications, which included our Class 3 EV achieving a 225-mile city driving range. This new benchmark exceeds the minimum requirements of our fleet customers.”

First Quarter 2023 Business Segment Highlights

For the first quarter of 2023 compared to the first quarter of 2022:

Fleet Vehicles and Services (FVS)

●

Sales of $159.4 million, an increase of $46.7 million, or 41.5%, from $112.7 million primarily driven by improved chassis supply and favorable growth in truck body as a result of prior year expansion efforts.

●	Adjusted EBITDA of $12.5 million, or 7.8% of sales, an increase of $13.4 million, from a loss of $0.9 million, or 0.8% of sales.
●	Segment backlog of $584.9 million as of March 31, 2023, down 49.1% compared to $1.1 billion as of March 31, 2022, driven by production improvements.
●	Awarded contracts to upfit 18,500 vehicles for commercial off-the-shelf (COTS) use with production beginning mid-2023.

Specialty Vehicles (SV)

●	Sales of $87.2 million, a decrease of $7.0 million, or 7.4%, from $94.2 million a year ago due to softer motorhome chassis demand offset by strength in service bodies.
●	Adjusted EBITDA of $13.9 million, or 15.9% of sales, an increase of $3.8 million, from $10.1 million, or 10.7% of sales.
●	Segment backlog of $82.5 million as of March 31, 2023, down 33.5% compared to $124.0 million as of March 31, 2022, primarily driven by softness in motorhome chassis.
●	Opened Tennessee operations for growing service body, police car upfit and accessory business, which has access to new chassis pools along with expanded dealer sales and support.

Disciplined Capital Allocation

“Our overall financial strength, coupled with positive cash generation in the quarter, allows us to continue to remain flexible with our capital allocation strategy while efficiently investing in growth. We remain committed to investing in the transformational Blue Arc™ EV development program while continuing to deploy capital to improve shareholder returns over time,” said Jon Douyard, Chief Financial Officer.

The Company deployed $15.1 million of capital in the quarter with the following actions:

●	Repurchased $8.8 million of stock with $233 million remaining under our existing repurchase authorization.
●	Funded $4.4 million of capital expenditures.
●	Paid regular dividends of $1.9 million reflecting a dividend of $0.05 per share.

2023 Financial Outlook

“We are pleased with our first quarter results and core business performance in this dynamic operating environment. We remain cautious in the short term given mixed demand signals. Our teams remain agile and flexible to help drive cost efficiency and growth across the business, which positions us to reaffirm our 2023 outlook at this time,” said Douyard.

Outlook for full-year 2023, notwithstanding further changes in the operating environment, is as follows:

●	Sales to be in the range of $1.0 billion to $1.2 billion
●	Adjusted EBITDA of $70 to $100 million
●	Net income of $28 to $50 million, with an income tax rate of approximately 25%
●	Earnings per share of $0.77 to $1.39
●	Adjusted earnings per share of $0.98 to $1.60
●	Capital expenditures of approximately $35 million
●	Free cash flow conversion ratio as a percent of net income greater than 100%

Strategic Outlook

“We are pleased with the momentum of Blue Arc’s EV program development with production on track for the second half of the year,” said Adams. “We like our leadership position in the attractive last-mile delivery and infrastructure end-markets, which positions the Company to outperform over the long term.”

Conference Call and Webcast Information

The Shyft Group will host a conference call at 10 a.m. ET today to discuss these results and current business trends. The conference call and webcast will be available via:

Webcast: www.the shyftgroup.com/webcasts

Conference Call: 1-844-868-8845 (domestic) or 412-317-6591 (international); Passcode: 10176292

About The Shyft Group

The Shyft Group is the North American leader in specialty vehicle manufacturing, assembly, and upfit for the commercial, retail, and service specialty vehicle markets. Our customers include first-to-last mile delivery companies across vocations, federal, state, and local government entities; the trades; and utility and infrastructure segments. The Shyft Group is organized into two core business units: Shyft Fleet Vehicles and Services™ and Shyft Specialty Vehicles™. Today, its family of brands include Utilimaster®, Blue Arc™ EV Solutions, Royal® Truck Body, DuraMag® and Magnum®, Strobes-R-Us, Spartan® RV Chassis, Red Diamond™ Aftermarket Solutions, and Builtmore Contract Manufacturing™. The Shyft Group and its go-to-market brands are well known in their respective industries for quality, durability, and first-to-market innovation. The Company employs approximately 4,200 employees and contractors across campuses, and operates facilities in Arizona, California, Florida, Indiana, Maine, Michigan, Missouri, Pennsylvania, South Carolina, Tennessee, Texas, and Saltillo, Mexico. The Company reported sales of $1.0 billion in 2022. Learn more at TheShyftGroup.com

Forward Looking Statement

This release contains information, including our sales and earnings guidance, all other information provided with respect to our outlook for 2023 and future periods, and other statements concerning our business, strategic position, financial projections, financial strength, future plans, objectives, and the performance of our products and operations that may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend the forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in those sections. Generally, we have identified such forward-looking statements by using words such as “believe,” “expect,” “intend,” “potential,” “future,” “may,” “will,” “should,” and similar expressions or by using future dates in connection with any discussion of, among other things, the construction or operation of new or existing facilities, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume changes, share of sales and earnings per share changes, anticipated cost savings, potential capital and operational cash improvements, anticipated disruptions to our operations and industry due to the COVID-19 pandemic, changes in supply and demand conditions and prices for our products, trade duties and other aspects of trade policy, statements regarding our future strategies, products and innovations, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, and those described from time to time in our future reports filed with the Securities and Exchange Commission (SEC), which are available at www.sec.gov or our website. All forward-looking statements in this release are qualified by this paragraph. Investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to publicly update or revise any forward-looking statements in this release, whether as a result of new information, future events, or otherwise.

Contact

Randy Wilson

Vice President, Investor Relations and Treasury

Randy.Wilson@theshyftgroup.com

248.727.3755

The Shyft Group, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands)
(Unaudited)
	March 31,	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$7,378	$11,548
Accounts receivable, less allowance of $255 and $246	120,141	115,742
Contract assets	60,094	86,993
Inventories	109,308	100,161
Other receivables - chassis pool agreements	16,112	19,544
Other current assets	4,908	11,779
Total current assets	317,941	345,767

Property, plant and equipment, net	73,939	70,753
Right of use assets – operating leases	54,931	53,386
Goodwill	48,880	48,880
Intangible assets, net	48,126	49,078
Net deferred tax asset	10,390	10,390
Other assets	2,805	2,227
TOTAL ASSETS	$557,012	$580,481
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$107,807	$124,309
Accrued warranty	6,183	7,161
Accrued compensation and related taxes	16,038	14,434
Contract liabilities	7,719	5,255
Operating lease liability	11,576	10,888
Other current liabilities and accrued expenses	14,404	19,452
Short-term debt - chassis pool agreements	16,112	19,544
Current portion of long-term debt	183	189
Total current liabilities	180,022	201,232

Other non-current liabilities	9,557	10,033
Long-term operating lease liability	45,251	44,256
Long-term debt, less current portion	65,224	56,266
Total liabilities	300,054	311,787
Shareholders' equity:
Preferred stock, no par value: 2,000 shares authorized (none issued)	-	-
Common stock, no par value : 80,000 shares authorized; 34,915 and 35,066 outstanding	89,260	92,982
Retained earnings	167,629	175,611
Total The Shyft Group, Inc. shareholders' equity	256,889	268,593
Non-controlling interest	69	101
Total shareholders' equity	256,958	268,694
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$557,012	$580,481

The Shyft Group, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
	2023	2022

Sales	$243,439	$206,883
Cost of products sold	200,515	180,952
Gross profit	42,924	25,931

Operating expenses:
Research and development	6,949	4,927
Selling, general and administrative	32,289	26,552
Total operating expenses	39,238	31,479

Operating income (loss)	3,686	(5,548)

Other income (expense)
Interest expense	(1,648)	(154)
Other income (expense)	70	(35)
Total other income (expense)	(1,578)	(189)

Income (loss) before income taxes	2,108	(5,737)
Income tax expense (benefit)	430	(1,885)
Net income (loss)	1,678	(3,852)
Less: net loss attributable to non-controlling interest	32	-
Net income (loss) attributable to The Shyft Group, Inc.	$1,710	$(3,852)

Basic earnings (loss) per share	0.05	(0.11)
Diluted earnings (loss) per share	0.05	(0.11)

Basic weighted average common shares outstanding	35,058	35,108
Diluted weighted average common shares outstanding	35,340	35,108

The Shyft Group, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities:
Net income (loss)	$1,678	$(3,852)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	3,864	2,969
Non-cash stock based compensation expense	1,827	1,648
(Gain) on disposal of assets	-	(10)
Changes in accounts receivable and contract assets	22,500	(5,012)
Changes in inventories	(9,147)	(24,072)
Changes in accounts payable	(16,920)	7,594
Changes in accrued compensation and related taxes	419	(7,966)
Changes in accrued warranty	(978)	(326)
Changes in other assets and liabilities	2,644	1,243
Net cash provided by (used in) operating activities	5,887	(27,784)

Cash flows from investing activities:
Purchases of property, plant and equipment	(4,469)	(5,514)
Proceeds from sale of property, plant and equipment	25	29
Acquisition of business, net of cash acquired	(500)	-
Net cash used in investing activities	(4,944)	(5,485)

Cash flows from financing activities:
Proceeds from long-term debt	40,000	45,000
Payments on long-term debt	(31,000)	(10,000)
Payments of dividends	(1,878)	(1,886)
Purchase and retirement of common stock	(8,765)	(26,789)
Exercise and vesting of stock incentive awards	(3,470)	(6,523)
Net cash used in financing activities	(5,113)	(198)

Net decrease in cash and cash equivalents	(4,170)	(33,467)
Cash and cash equivalents at beginning of period	11,548	37,158
Cash and cash equivalents at end of period	$7,378	$3,691

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Quarter Ended March 31, 2023 (in thousands of dollars)

	Business Segments
	Fleet Vehicles	Specialty	Eliminations &
	& Services	Vehicles	Other	Consolidated
Fleet vehicle sales	$147,279	$-	$-	$147,279
Motorhome chassis sales	-	27,960	-	27,960
Other specialty vehicles sales	-	54,697	(3,181)	51,516
Aftermarket parts and accessories sales	12,154	4,530	-	16,684
Total Sales	$159,433	$87,187	$(3,181)	$243,439

Adjusted EBITDA	$12,473	$13,852	$(15,537)	$10,788

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Quarter Ended March 31, 2022 (in thousands of dollars)

	Business Segments
	Fleet Vehicles	Specialty	Eliminations &
	& Services	Vehicles	Other	Consolidated
Fleet vehicle sales	$103,142	$-	$-	$103,142
Motorhome chassis sales	-	44,891	-	44,891
Other specialty vehicles sales	-	44,706	-	44,706
Aftermarket parts and accessories sales	9,555	4,589	-	14,144
Total Sales	$112,697	$94,186	$-	$206,883

Adjusted EBITDA	$(871)	$10,099	$(9,871)	$(643)

The Shyft Group, Inc. and Subsidiaries

Sales and Other Financial Information by Business Segment

(Unaudited)

Period End Backlog (amounts in thousands of dollars)

	Mar. 31, 2023	Dec. 31, 2022	Sept. 30, 2022	Jun. 30, 2022	Mar. 31, 2022
Fleet Vehicles and Services	$584,933	$736,690	$915,135	$1,000,021	$1,148,700
Motorhome Chassis	28,180	35,471	49,769	62,811	61,297
Other Specialty Vehicles	54,210	60,417	78,794	72,058	62,406
Aftermarket Parts and Accessories	88	135	206	293	296
Total Specialty Vehicles	82,478	96,023	128,769	135,162	123,999

Total Backlog	$667,411	$832,713	$1,043,904	$1,135,183	$1,272,699

Reconciliation of Non-GAAP Financial Measures

This release presents Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization), adjusted net income, and adjusted earnings per share, each of which is a non-GAAP financial measure. These non-GAAP measures are calculated by excluding items that we believe to be infrequent or not indicative of our underlying operating performance, as well as certain non-cash expenses. We define Adjusted EBITDA as income from continuing operations before interest, income taxes, depreciation and amortization, as adjusted to eliminate the impact of restructuring charges, acquisition related expenses and adjustments, non-cash stock-based compensation expenses, and other gains and losses not reflective of our ongoing operations.

We present the non-GAAP measure Adjusted EBITDA because we consider it to be an important supplemental measure of our performance. The presentation of Adjusted EBITDA enables investors to better understand our operations by removing items that we believe are not representative of our continuing operations and may distort our longer-term operating trends. We believe this measure to be useful to improve the comparability of our results from period to period and with our competitors, as well as to show ongoing results from operations distinct from items that are infrequent or not indicative of our continuing operating performance. We believe that presenting this non-GAAP measure is useful to investors because it permits investors to view performance using the same tools that management uses to budget, make operating and strategic decisions, and evaluate our historical performance. We believe that the presentation of this non-GAAP measure, when considered together with the corresponding GAAP financial measures and the reconciliations to that measure, provides investors with additional understanding of the factors and trends affecting our business than could be obtained in the absence of this disclosure.

Our management uses Adjusted EBITDA to evaluate the performance of and allocate resources to our segments. Adjusted EBITDA is also used, along with other financial and non-financial measures, for purposes of determining annual incentive compensation for our management team and long-term incentive compensation for certain members of our management team.

The Shyft Group, Inc. and Subsidiaries

Consolidated Financial Summary (Non-GAAP)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended March 31,
The Shyft Group, Inc.	2023	% of sales	2022	% of sales
Net income (loss)	$1,678	0.7%	$(3,852)	(1.9%)
Net loss attributable to non-controlling interest	32		-
Add (subtract):
Restructuring and other related charges	62		107
Acquisition related expenses and adjustments	291		216
Non-cash stock-based compensation expense	1,827		1,648
Legacy legal items	956		-
Tax effect of adjustments	(585)		(255)
Adjusted net income (loss)	$4,261	1.8%	$(2,136)	(1.0%)

Net income (loss)	$1,678	0.7%	$(3,852)	(1.9%)
Net loss attributable to non-controlling interest	32		-
Add (subtract):
Depreciation and amortization	3,864		2,969
Income tax expense (benefit)	430		(1,885)
Interest expense	1,648		154
EBITDA	$7,652	3.1%	$(2,614)	(1.3%)
Add:
Restructuring and other related charges	62		107
Acquisition related expenses and adjustments	291		216
Non-cash stock-based compensation expense	1,827		1,648
Legacy legal matters	956		-
Adjusted EBITDA	$10,788	4.4%	$(643)	(0.3%)

Diluted net earnings (loss) per share	$0.05		$(0.11)
Add (subtract):
Acquisition related expenses and adjustments	0.01		0.01
Non-cash stock-based compensation expense	0.05		0.05
Legacy legal matters	0.03		-
Tax effect of adjustments	(0.02)		(0.01)
Adjusted diluted net earnings (loss) per share	$0.12		$(0.06)

The Shyft Group, Inc. and Subsidiaries

Consolidated Financial Summary (Non-GAAP)

(In thousands, except per share data)

(Unaudited)

	Outlook
	Twelve Months Ended December 31, 2023
The Shyft Group, Inc.	Low	Mid	High
Net Income	$27,562	$38,681	$49,800
Add:
Depreciation and amortization	19,250	19,925	20,600
Interest expense	4,000	3,500	3,000
Taxes	9,188	12,894	16,600
EBITDA	$60,000	$75,000	$90,000
Add:
Non-cash stock-based compensation and other charges	10,000	10,000	10,000
Adjusted EBITDA	$70,000	$85,000	$100,000

Earnings per share	$0.77	$1.08	$1.39
Add:
Non-cash stock-based compensation and other charges	0.28	0.28	0.28
Less tax effect of adjustments	(0.07)	(0.07)	(0.07)
Adjusted earnings per share	$0.98	$1.29	$1.60